UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2025

Armada Acquisition Corp. II

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-42661	98-1815892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

382 NE 191st St, Suite 52895

Miami, FL 33179-3899

(Address of principal executive offices)

(786) 548-1886

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	AACIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	AACI	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50 per share	AACIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On October 19, 2025 (the “Signing Date”), Armada Acquisition Corp. II, a Cayman Islands exempted company (which will domesticate as a Delaware corporation prior to the Closing) (“SPAC”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Evernorth Holdings Inc., a Nevada corporation (“Pubco”), Pathfinder Digital Assets LLC, a Delaware limited liability company (the “Company”), Evernorth Corporate Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Evernorth Company Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Company Merger Sub”), and Ripple Labs Inc., a Delaware corporation (“Ripple”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby (the “Closing” and the date and time at which the Closing is actually held, the “Closing Date”), (a) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”), with holders of Company units (each, a “Company Unit”) receiving one share of Class A common stock, par value $0.001 per share, of Pubco (“Pubco Class A Common Stock”) for each Company Unit, subject to certain reductions and other limitations imposed on the Ripple Parties as set forth in the Business Combination Agreement, and (b) simultaneously with the Company Merger, SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity (the “SPAC Merger” and, together with the Company Merger, the “Mergers” and, together with the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transactions”), with (x) shareholders of SPAC receiving one share of Pubco Class A Common Stock for each SPAC Common Share held by such shareholders and (y) warrantholders of SPAC receiving one warrant to purchase one share of Pubco Class A Common Stock for each warrant to purchase one SPAC Class A Share held by such warrantholders, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement.

Upon the consummation of the Mergers and the Transactions, Pubco will become a publicly traded company.

In connection with the Closing, Pubco will have authorized three classes of Pubco common stock with different voting and economic rights. The Pubco Class A Common Stock will be entitled to economic rights, including the right to receive distributions in proportion to the number of shares held, and will be listed for trading on Nasdaq or another national securities exchange. Each share of Pubco Class Common A Stock will be entitled to one vote per share. Shares of Class B common stock, par value $0.001 per share, of Pubco (the “Pubco Class B Common Stock”) will be entitled to one vote per share but will not have any economic rights and will not be listed for trading or transferable unless a corresponding number of units of the Company Surviving Subsidiary are transferred to the same person. However, no shares of Pubco Class B Common Stock are expected to be issued or outstanding immediately following the Closing. Shares of Class C common stock, par value $0.001 per share, of Pubco (the “Pubco Class C Common Stock” and, together with the Pubco Class A Common Stock and the Pubco Class B Common Stock, the “Pubco Stock”) will be entitled to economic rights, including the right to receive distributions in proportion to the number of shares held, but will have no voting rights except as required by the Nevada Revised Statutes and will not be listed for trading or transferable, and will be convertible into Pubco Class A Common Stock at the election of the holder from time to time.

The Domestication

Subject to obtaining the required shareholder approvals, at least one business day prior to the time of the Closing, SPAC will de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware and domesticate (the “SPAC

Domestication”) as a Delaware corporation (the “Domesticated SPAC”). In connection with the SPAC Domestication, SPAC will file with the Secretary of State of the State of Delaware a certificate of incorporation (the “Charter”). Among other things, the Charter will set forth the rights and preferences of the equity interests of the Domesticated SPAC.

Pursuant to the SPAC Domestication, (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of SPAC (the “Class A Ordinary Shares”) will automatically convert into one share of Class A Common Stock, par value $0.0001 per share, of the Domesticated SPAC (such shares, the “Class A Common Stock”), (ii) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of SPAC (the “Class B Ordinary Shares”) will automatically convert into one share of Class B Common Stock, par value $0.0001 per share, of the Domesticated SPAC (the “Class B Common Stock”), (iii) each of the then issued and outstanding warrants of SPAC representing the right to purchase one Class A Ordinary Share (each, a “SPAC Warrant”) will automatically convert into one warrant to acquire one share of Class A Common Stock on the same terms as the SPAC Warrant (each, a “Warrant”) and (iv) each then issued and outstanding unit of SPAC will automatically convert into a unit of the Domesticated SPAC that entitles the holder to one share of Class A Common Stock and one-half of one Warrant.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the Parties, which will not survive the Closing other than certain specified representations set forth therein. Many of the representations and warranties are qualified by materiality or “Material Adverse Effect”. As used in the Business Combination Agreement, “Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets, Liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (ii) the ability of such Person or any of its Subsidiaries to consummate the Transactions contemplated by the Business Combination Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions, including general market and industry changes, changes in law or GAAP, specified force-majeure and geopolitical events, and changes in the price or trading volume of XRP, in each case except to the extent such matters have a disproportionate impact on such Person or its Subsidiaries.

Covenants

The Business Combination Agreement contains customary pre-closing covenants of the Parties, including obligations of the Parties to operate their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of certain other parties, in each case, subject to certain exceptions and qualifications. Additionally, the Parties have agreed not to solicit, negotiate or enter into competing transactions, as further provided in the Business Combination Agreement. The covenants do not survive the Closing (other than those that are to be performed after the Closing).

The Business Combination Agreement also contains obligations of certain of the Parties to use their reasonable best efforts to consummate the Transactions contemplated by the Business Combination Agreement. This includes certain obligations of the Parties to use reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by the XRP Subscription Agreements (as defined below), on the terms and conditions described therein.

Additionally, within ten business days after the date of the Business Combination Agreement, the Company will purchase a number of XRP equal to the gross cash proceeds from the Advance Funding (as defined below) minus any and all reasonable and customary fees, commissions, or other charges (including network gas fees and exchange trading fees) incurred by Pubco or its designated agent in connection with the purchase of XRP on an arms’ length basis through a recognized digital asset exchange or broker, which will be placed into a digital wallet held or operated by or on behalf of Pubco.

SPAC and Pubco agreed, as promptly as practicable after the execution of the Business Combination Agreement and after completion of the Company’s audited financial statements to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended or supplemented from time to time, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of Pubco Stock to be issued under the Business Combination Agreement, and containing a proxy statement/prospectus for the purpose of SPAC soliciting proxies from SPAC shareholders to approve (the “SPAC Shareholder Approval”), at an extraordinary general meeting of SPAC shareholders (the “Extraordinary General Meeting”), resolutions approving the Business Combination Agreement, the Transactions and related matters (the “SPAC Shareholder Approval Matters”) and providing SPAC shareholders an opportunity, in accordance with SPAC’s organizational documents and initial public offering prospectus, to have their SPAC Class A Ordinary Shares redeemed.

The parties agreed to take all necessary action so that effective as of the Closing, the board of directors of Pubco will include one director who is designated by SPAC and is reasonably acceptable to Pubco and other directors designated by Ripple, at least two of whom will be required to qualify as independent under Nasdaq rules.

Conditions to the Parties’ Obligations to Consummate the Merger

Under the Business Combination Agreement, the obligations of the Parties to consummate the Transactions are subject to a number of customary conditions for special purpose acquisition companies, including, among others, the following: (i) the receipt of the SPAC Shareholder Approval; (ii) expiration or termination of any applicable waiting period under the HSR Act; (iii) the consummation of the Transactions not being prohibited by applicable law; (iv) effectiveness of the Registration Statement; (v) the shares of Pubco Class A Stock having been approved for listing on Nasdaq, the New York Stock Exchange or another national stock exchange; and (vi) and SPAC Tangible Net Assets equaling or exceeding $5,000,001 as of the Closing Date.

The obligations of SPAC to consummate (or cause to be consummated) the Transactions are also subject to, among other things (i) the representations and warranties of the Company, Pubco, the Merger Subs and Ripple being true and correct, subject to the applicable materiality standards contained in the Business Combination Agreement, (ii) material compliance by the Company, Pubco, the Merger Subs and Ripple with their respective pre-closing covenants, (iii) no occurrence of a Material Adverse Effect with respect to the Company or Pubco which is continuing and uncured and (iv) completion of the Contribution.

The obligations of the Company, Pubco, the Merger Subs and Ripple to consummate (and cause to be consummated) the Transactions are also subject to, among other things: (i) the representations and warranties of SPAC being true and correct, subject to the applicable materiality standards contained in the Business Combination Agreement, (ii) material compliance by SPAC and the SPAC Subsidiaries with their applicable pre-closing covenants, (iii) no occurrence of a Material Adverse Effect with respect to SPAC since the date of the Business Combination Agreement which is continuing and uncured, (iv) the Sponsor having performed in all material respects its obligations required under the Sponsor Support Agreement (as defined below); (v) Advance Funding Investors having contributed an amount of XRP at least equivalent to the amounts of XRP committed in the Advance Funding (as defined below); (vi) the Delayed Funding Investors having contributed an amount of XRP at least equivalent to the amounts of XRP committed in the Delayed Funding (as defined below); and (vii) Available Transaction Cash equaling or exceeding the amount of cash committed by the Advance Funding Investors and the Delayed Funding Investors pursuant to Advance Funding Subscription Agreements and the Delayed Funding Subscription Agreements.

Termination Rights

The Business Combination Agreement contains certain termination rights, including, among others and subject to certain conditions and limitations, the following: (i) upon the mutual written consent of SPAC and Pubco, (ii) by either SPAC or Pubco, if the Closing has not occurred by the one-year anniversary of the Business Combination Agreement (the “Outside Date”); provided that this right is not available to a party if its breach or violation of the Business Combination Agreement was the primary cause of, or directly resulted in, the failure of the Closing to occur by the Outside Date, (iii) by either SPAC or Pubco if a governmental authority issues a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the Transactions, provided that this right is not available to a party if its failure to comply with the Business Combination Agreement substantially caused such order, (iv) by Pubco if SPAC, or by SPAC if Pubco, the Company, the Merger Subs or Ripple, has materially breached the Business Combination Agreement and such breach gives rise to a failure of a Closing condition and cannot or has not been cured within the earlier of (a) 30 days after written notice from the non-breaching party and (b) five business days prior to the Outside Date, (v) by Pubco if, prior to SPAC obtaining the SPAC Shareholder Approval, the SPAC board has made a Modification in Recommendation, and Pubco promptly delivers a written notice to SPAC within 30 days of such occurrence; and (vi) by SPAC or Pubco, if the Extraordinary General Meeting is held and has concluded, SPAC shareholders have duly voted, and the SPAC Shareholder Approval was not obtained, provided that SPAC may not terminate if the Sponsor (or any of its Permitted Transferees) is in material uncured breach of certain obligations under the Sponsor Support Agreement.

None of the Parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Business Combination Agreement. However, each party will remain liable for willful breaches of the Business Combination Agreement or for fraud claims prior to termination. Notwithstanding the foregoing, each of the Company and SPAC will also equally bear all fees, costs and expenses incurred by any party or any of its affiliates in connection with the filing of the Registration Statement with the SEC and submitting a listing application for Pubco Class A Common Stock to Nasdaq. Each of the Company and SPAC will also pay its respective 50% of such expenses when they arise.

Trust Account Waiver

The Company, Pubco, the Merger Subs and Ripple each agree that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in SPAC’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

The Business Combination Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement and the terms of which are incorporated by reference herein. The filing of the Business Combination Agreement herewith provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Business Combination Agreement were made as of the execution date of the Business Combination Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations, warranties and covenants in the Business Combination Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations, warranties and covenants in the Business Combination Agreement as characterizations of the actual statements of fact about the parties.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing of the Business Combination Agreement, Pubco, SPAC, the Sponsor and certain securityholders listed therein will enter into a registration rights agreement that will amend and restate the registration rights agreement entered into at the time of SPAC’s initial public offering between SPAC, the Sponsor and certain securityholders listed therein (the “Amended and Restated Registration Rights Agreement”), pursuant to which Pubco will assume the registration obligations of SPAC under such registration rights agreement, with such rights applying to the shares of Pubco Class A Common Stock, Class B common stock (the “Pubco Class B Common Stock”) and Pubco Class C Common Stock.

The Amended and Restated Registration Rights Agreement provides for customary demand registration rights, piggyback registration rights, and shelf registration rights for the benefit of the holders, subject to customary cutbacks and issuer suspension rights. It also includes customary provisions relating to underwriting participation, registration expenses, indemnification, and coordination of sales in underwritten offerings. The Amended and Restated Registration Rights Agreement will become effective upon the Closing and will supersede SPAC’s existing registration rights agreement in its entirety.

The form of Amended and Restated Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amended and Restated Registration Rights Agreement and the terms of which are incorporated by reference herein.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, SPAC entered into a Sponsor Support Agreement with the Sponsor and Pubco (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed (i) to vote its SPAC Class A Shares and SPAC Class B Shares (the “Sponsor Shares”) in favor of the Business Combination Agreement and the Transactions and each of the SPAC Shareholder Approval Matters, (ii) to vote its Sponsor Shares against any alternative transactions, (iii) to comply with the restrictions imposed by the letter agreement, dated as of May 20, 2025 (the “Insider Letter”), by and among SPAC, Armada Sponsor II LLC, a Delaware limited liability company, and the officers and directors of SPAC at the time of its initial public offering, pursuant to which Sponsor was later joined as a party by way of a joinder to the Insider Letter dated August 28, 2025, by and between Sponsor and SPAC, including the restrictions on transfer and redemption of SPAC Common Shares in connection with the Transactions, and (iv) subject to and conditioned upon the Closing, to waive any anti-dilution rights that would otherwise result in the SPAC Class B Shares converting into SPAC Class A Shares on a greater than one-for-one basis.

In addition, the Sponsor agreed to effect certain security cancellations and issuances in connection with the Closing. Specifically, immediately prior to the Company Merger Effective Time, the Sponsor will forfeit for no consideration (a) 120,000 SPAC Class A Shares, (b) 2,364,000 SPAC Class B Shares and (c) 60,000 Private Placement Warrants.

Pursuant to the Sponsor Support Agreement, the Sponsor also agreed, subject to and effective as of the Closing, to irrevocably and unconditionally release and waive any and all claims it may have against SPAC, Pubco and the Company or their respective affiliates arising on or prior to the Closing, subject to customary carve-outs.

The Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of the Closing and the valid termination of the Business Combination Agreement pursuant to its terms and, if the Business Combination Agreement is terminated pursuant to its terms, all provisions of the Sponsor Support Agreement will terminate and be of no further force or effect.

The Sponsor Support Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement and the terms of which are incorporated by reference herein.

Lock-Up Agreements

Concurrently with the Closing, each of SPAC, the Sponsor, Ripple and certain Ripple Affiliate Investors will enter into a Lock-Up Agreement with Pubco (the “Lock-Up Agreements”), pursuant to which such parties agree that any shares of Pubco Stock, Pubco Warrants, any shares of Pubco Stock issuable upon the exercise or settlement, as applicable, of Warrants, Company Units, and any other securities convertible into or exercisable or exchangeable for Pubco Stock, in each case, held by such holder immediately after the Closing will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions.

Pursuant to the Lock-Up Agreements, the parties thereto agree, among other things, not to, without the prior written consent of Pubco, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position with respect to Restricted Securities (as defined in the Lock-Up Agreements), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii), until the earlier of six months following the date of the Closing and the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all Pubco shareholders having the right to exchange their shares of Pubco common stock for cash, securities or other property. The Lock-Up Agreements include customary exceptions to the transfer restrictions, including transfers to affiliates.

The form of Lock-Up Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement and the terms of which are incorporated by reference herein.

Subscription Agreements

Advance Funding Subscription Agreements

In connection with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into advance funding subscription agreements (the “Advance Funding Subscription Agreements”) with certain institutional investors and individual accredited investors (“Advance Subscribers”) pursuant to which the Advance Subscribers agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock for an aggregate of $214.05 million in cash and a contribution of 600,000 XRP tokens, in a private placement (the “PIPE”), upon the terms and subject to the conditions set forth in such agreements. Advance Subscribers will receive a number of shares of Pubco Class A Common Stock on the Closing Date equal to the quotient of (i) the Advance Subscriber Subscription Price and (ii) $10.00 (the “Initial Subscribed Shares”), plus the Adjustment Shares (as defined below). “Advance Subscriber Subscription Price” means (a) if the Advance Subscriber elected to subscribe for shares of Pubco Class A Common Stock with cash, the amount of cash contributed as set forth on the signature page to its Advance Funding Subscription Agreement or (b) if the Advance Subscriber elected to subscribe for shares of Pubco Class A Common Stock with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to its Advance Funding Subscription Agreement and (y) the Signing Date XRP Token VWAP.

“Signing Date XRP Token VWAP” means volume-weighted average price of XRP denominated in USD as quoted on the “CME CF XRP-Dollar Reference Rate - New York Variant” benchmark (with the reference ticker XRPUSD_NY) at 4:00 p.m. New York City time on the day immediately preceding the date on which the Business Combination Agreement is signed.

“Adjustment Shares” means such number of shares of Pubco Class A Common Stock equal to the product of (i) the number of Initial Subscribed Shares issuable to such subscriber and (ii) the difference between (1) the quotient of the Closing Date XRP Token VWAP and the Signing Date XRP Token VWAP and (2) one. If the Closing Date XRP Token VWAP is less than or equal to the Signing Date XRP Token VWAP, the number of Adjustment Shares shall equal zero. “Closing Date XRP Token VWAP” means the value of XRP denominated in USD as calculated using the “CME CF XRP-Dollar Reference Rate - New York Variant” benchmark (with the reference ticker XRPUSD_NY) at 4:00 p.m. New York City for each of the three days immediately preceding the Closing Date.

The closing of the Advance Funding Subscription Agreement is conditioned on, among other things, the satisfaction or waiver by the applicable Advance Subscriber of the additional condition that no Other Advance Funding Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Advance Funding Subscribed Shares) shall have been amended, modified or waived in any manner that benefits any Other Advance Funding Subscriber unless the Advance Funding Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Advance Funding Subscriber or its affiliates or related persons).

Capitalized terms used but not defined in this subsection shall have the meanings ascribed to such terms in the Advance Funding Subscription Agreements.

Delayed Funding Subscription Agreements

In connection with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into delayed funding subscription agreements (each, a “Delayed Funding Subscription Agreement” and collectively, the “Delayed Funding Subscription Agreements”) with certain institutional investors and individual accredited investors (“Delayed Subscribers”) pursuant to which the Delayed Subscribers agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock for an aggregate of $10.5 million in cash and a contribution of 200,000 XRP tokens, in a PIPE, upon the terms and subject to the conditions set forth in such agreements. Delayed Subscribers will receive a number of shares of Pubco Class A Common Stock on the Closing Date equal to the quotient of (i) the Delayed Subscriber Subscription Price and (ii) $10.00. “Delayed Subscriber Subscription Price” means (a) if the Delayed Subscriber elected to subscribe for shares of Pubco Class A Common Stock with cash, the amount of cash contributed as set forth on the signature page to its Delayed Funding Subscription Agreement or (b) if the Delayed Subscriber elected to subscribe for shares of Pubco Class A Common Stock with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to its Delayed Funding Subscription Agreement and (y) the Closing Date XRP Token VWAP.

The closing of the Delayed Funding Subscription Agreement is conditioned on, among other things, the satisfaction or waiver of all closing conditions to the consummation of the Transactions and the Delayed Subscribers’ consent to any amendments, modifications or waivers to the terms of the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits to the Delayed Subscribers.

Series C Subscription Agreement

In connection with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into a Series C Subscription Agreement with the Sponsor (the “Series C Subscription Agreement”) pursuant to which the Sponsor agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock and Pubco Class C Common Stock for a contribution of 211,319,096.061435 XRP tokens, in a PIPE, upon the terms and subject to the conditions set forth in such agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Series C Subscription Agreement.

The Sponsor will receive an aggregate number of shares of Pubco Class A Common Stock and Pubco Class C Common Stock on the Closing Date equal to the quotient of (i) the Sponsor Subscription Price and (ii) Initial Subscribed Shares, plus Adjustment Shares. “Sponsor Subscription Price” means (a) if the Sponsor elected to subscribe for shares of Pubco Class A Common Stock and Pubco Class C Common Stock with cash, the amount of cash contributed as set forth on the signature page to the Series C Subscription Agreement or (b) if the Sponsor elected to subscribe for such shares with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to the Series C Subscription Agreement and (y) the Signing Date XRP Token VWAP.

The Sponsor will receive a number of shares of Pubco Class A Common Stock on the Closing Date that would result in the Series C DQ Persons collectively owning, immediately after the Closing Date and the other related transactions, a number of Pubco Class A Common Stock that would cause such Series C DQ Persons to be the beneficial owners of capital stock of Pubco such that the Series C Attributed Ownership Percentage equals 19.9%. The Sponsor will receive a number of shares of Pubco Class C Common Stock equal to the number of Subscribed Shares minus the number of shares of Pubco Class A Common Stock issued to the Sponsor pursuant to the preceding sentence.

The closing of the Series C Subscription Agreement is conditioned on, among other things, the satisfaction, or waiver by Sponsor, of the additional condition that, on the date hereof, no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Equity Interests) shall have been amended, modified or waived in any manner that benefits any Other Subscriber with respect to the economic terms governing the purchase and sale of such Other Equity Interests unless the Sponsor shall have been offered in writing the same economic benefits, subject to certain exceptions.

Capitalized terms used but not defined in this section shall have the meaning ascribed to such term in the Series C Subscription Agreement.

Ripple Group Subscription Agreements

In connection with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into a subscription agreement with certain affiliates of Ripple (each, a “Ripple Group Subscription Agreement,” and together, the “Ripple Group Subscription Agreements,”) and together with the Advance Funding Subscription Agreements, the Delayed Funding Subscription Agreement and the Series C Subscription Agreement, the “Subscription Agreements”) pursuant to which the affiliates of Ripple (the “Ripple Group Subscribers”) agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock and Company Units for an aggregate contribution of 50 million XRP tokens, in a PIPE, upon the terms and subject to the conditions set forth in such agreement.

The Ripple Group Subscribers will receive an aggregate number of shares of Pubco Class A Common Stock and Company Units on the Closing Date equal to the quotient of (i) the Ripple Group Subscription Price and (ii) Initial Subscribed Equity Units, plus Adjustment Equity Units. “Ripple Group Subscription Price” means (a) if such Ripple Group Subscriber elected to subscribe for shares of Pubco Class A Common Stock and Company Units with cash, the amount of cash contributed as set forth on the signature page to the applicable Ripple Group Subscription Agreement or (b) if such Ripple Group Subscriber elected to subscribe for such equity units with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to the Ripple Group Subscription Agreement and (y) the Signing Date XRP Token VWAP.

The Ripple Group Subscribers will receive a number of shares of Pubco Class A Common Stock on the Closing Date that would result in the Ripple Group Holders collectively owning, immediately after the Closing Date and the other related transactions, a number of Pubco Class A Common Stock that would cause such Ripple Group Holders to be the beneficial owners of capital stock of Pubco such that the Ripple Group Ownership Percentage equals 9.9%. The Ripple Group Subscriber will also receive a number of Company Units equal to the number of Subscribed Equity Interests minus the number of Subscribed Shares.

The closing of each Ripple Group Subscription Agreement is conditioned on, among other things, the satisfaction or waiver by each Ripple Group Subscriber that no Other Ripple Group Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Ripple Group Subscribed Equity Interests) shall have been amended, modified or waived in any manner that benefits any Other Ripple Group Subscriber unless the Ripple Group Subscriber shall have been offered in writing the same benefits.

No fractional shares of Pubco Class A Common Stock, Pubco Class B Common Stock, or Company Unit will be issued in connection with the Subscription Agreements, and any fractional equity units otherwise issuable will be rounded down to the nearest whole equity unit.

Pursuant to the Subscription Agreements, Pubco has agreed to use commercially reasonable efforts to file a registration statement registering the resale of the shares purchase by the Subscribers pursuant to the Subscription Agreements (at Pubco’s sole cost and expense) within 30 calendar days following the Closing Date and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable, and in any event no later than 75 calendar days after the Closing Date, subject to an extension in the event of SEC review.

The net cash proceeds from the closing of the Subscription Agreements, along with funds from the trust account of the SPAC, will be used for working capital, general corporate purposes and the purchase of XRP.

Each Subscription Agreement will terminate and be void and of no further force or effect upon the earliest to occur of (i) the termination of the Business Combination Agreement in accordance with its terms, (ii) the date that is twelve months from the date of the Subscription Agreement or (iii) the mutual written agreement of the parties thereto.

Pubco, the Company and SPAC may seek to raise additional funds through private placement transactions, including PIPE transactions, or other forms of capital raising. There can be no assurance as to whether, when or on what terms any such future financings may be conducted.

The form of Advance Funding Subscription Agreement (Institutional Investors), the form of Delayed Funding Subscription Agreement (Institutional Investors), the form of Advance Funding Subscription Agreement (Individual Investors), the form of Delayed Funding Subscription Agreement (Individual Investors), the Series C Subscription Agreement and the Ripple Group Subscription Agreement are filed as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7 and Exhibit 10.8, respectively, to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreements, the terms of which are incorporated by reference herein.

Tax Receivable Agreement

Concurrently with the Closing of the Business Combination Agreement, Pubco, the Company, and certain other equityholders of Pubco (the “TRA Parties”) will enter into a tax receivable agreement (the “Tax Receivable Agreement”), which will provide for, among other things, payment by Pubco to the TRA Parties of 85% of the U.S. federal, state and local income tax savings realized or deemed to be realized by Pubco as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of units of the Company Surviving Subsidiary for shares of Pubco Class A Common Stock (as more fully described in the Tax Receivable Agreement).

The form of Tax Receivable Agreement is filed as Exhibit 10.9 to this Current Report on Form 8-K, and the foregoing description thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Tax Receivable Agreement and the terms of which are incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

Cash and marketable securities held in Trust Account was approximately $234.6 million as of September 30, 2025. This unaudited, preliminary amount has been prepared by and is the responsibility of management. This amount is based upon information available to management as of the date of this Current Report on Form 8-K and subject to completion of customary quarter-end close procedures and financial review that could result in changes to the amount. Furthermore, this amount does not present all information necessary for an understanding of the Company’s financial condition as of September 30, 2025 or its results of operations as of such date. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial results and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The Company’s actual results for the quarter ended September 30, 2025 will be included in its Annual Report on Form 10-K and may differ materially from the above estimate.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein, to the extent applicable. The private placements of securities of Pubco and the Company that may be issued in connection with the Business Combination (the “Private Placement Transactions”) will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

The investor presentation that SPAC and Pubco have prepared for use in connection with the Business Combination is furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01.

On October 20, 2025, SPAC and Pubco issued a joint press release announcing their entry into the Business Combination Agreement. The press release is furnished as Exhibit 99.2 and incorporated by reference into this Item 7.01.

The information furnished pursuant to Item 2.02 and 7.01 (including Exhibits 99.1 and 99.2) on this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Contribution Agreement

Concurrently with the execution of the Business Combination Agreement, Ripple, the Company, and Pubco entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ripple will contribute to the Company 126,791,458 XRP tokens, in exchange for Company Units. Such Company Units will be automatically cancelled and exchanged for Pubco Class A Common Stock on a one-for-one basis at the Closing, subject to certain limitations described in such agreement.

The Contribution Agreement may be terminated prior to the Closing as follows: (a) by the mutual written consent of the parties thereto and SPAC; or (b) automatically with no further action required by the parties thereto if the Business Combination Agreement is terminated in accordance with its terms.

The Contribution Agreement is filed as Exhibit 99.3 to this Current Report on Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Contribution Agreement and the terms of which are incorporated by reference herein.

Additional Information and Where to Find It

SPAC and Pubco intend to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (as may be amended, the “Registration Statement”), which will include a preliminary proxy statement of SPAC and a prospectus of Pubco (the “Proxy Statement/Prospectus”) in connection with the Business Combination, the Private Placement Transactions and the other transactions contemplated by the Business Combination Agreement and/or as described in this Current Report on Form 8-K (together with the Business Combination and the Private Placement Transactions, the “Proposed Transactions”). The definitive proxy statement and other relevant documents will be mailed to shareholders of SPAC as of the record date to be established for voting on the Business Combination and other matters as described in the Proxy Statement/Prospectus. SPAC and/or Pubco will also file other documents regarding the Proposed Transactions with the SEC. This Current Report on Form 8-K does not contain all of the information that should be considered concerning the Proposed Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF SPAC AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH SPAC’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT SPAC, COMPANY, PUBCO] AND THE PROPOSED TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or TO be filed with the SEC by SPAC and Pubco, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Armada Acquisition Corp. II, 382 NE 191st St., Suite 52895, Miami, Florida 33179-52895; email: finance@arringtoncapital.com, or to: Evernorth Holdings Inc., 600 Battery St., San Francisco, California 94111, email: finance@evernorth.xyz.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The securities to be issued by Pubco and the units to be issued by the Company, in each case, in connection with the Proposed Transactions, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Participants in the Solicitation

SPAC, Pubco, Company and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from SPAC’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of SPAC’s securities is, or will be, contained in SPAC’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from SPAC’s shareholders in connection with the Business Combination, including the names and interests of Company and Pubco’s directors and executive officers, will be set forth in the Proxy Statement/Prospectus, which is expected to be filed by SPAC and Pubco with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of SPAC, the Company or Pubco, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Proposed Transactions and the parties thereto. All statements contained in this Current Report on Form 8-K other than statements of historical fact, including, without limitation, statements regarding the Business Combination between SPAC and Pubco; the anticipated benefits and timing of the transaction; expected trading of the combined company’s securities on Nasdaq; the completion of investments from certain institutional investors; the expected amount of gross proceeds from the Private Placement Transactions; the anticipated use of proceeds from such Private Placement Transactions; the building of the world’s leading institutional XRP treasury; the amount of XRP expected to be held by the combined company; the combined company’s future financial performance, the ability of the combined company to execute its business strategy, its market opportunity and positioning; expectations regarding institutional and retail adoption of XRP and participation in DeFi yield strategies; the combined company’s contributions to the growth and maturity of the ecosystem, using an approach designed to generate returns for shareholders, supporting XRP’s utility and adoption, alignment with the growth of the XRP ecosystem, and becoming the leading institutional vehicle for XRP; management ensuring operational independence, taking XRP’s presence in capital markets to the next level, and other statements regarding management’s intentions, beliefs, or expectations with respect to the combined company’s future performance, are forward-looking statements.

Forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on the current expectations and assumptions of SPAC and Pubco and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could delay or prevent the consummation of the proposed Business Combination; (2) the outcome of any legal proceedings that may be instituted against SPAC, Pubco, the combined company, or others following the announcement of the Proposed Transactions; (3) the inability to complete the Business Combination due to failure to obtain shareholder approval or satisfy other closing conditions; (4) the inability to complete the Private Placement Transactions, (5) changes to the structure, timing, or terms of the Proposed Transactions; (6) the ability of the combined company to meet applicable listing standards or to maintain the listing of its securities following the closing of the Business Combination; (7) the risk that the announcement and consummation of the transaction disrupts current plans and operations; (8) the ability to recognize the anticipated benefits of the Business Combination, including the ability to build and manage an institutional XRP treasury, execute DeFi yield strategies, and drive institutional adoption of XRP; (9) changes in market, regulatory, political, and economic conditions affecting digital assets generally or XRP specifically; (10) the costs related to the Proposed Transactions and those arising as a result of becoming a public company; (11) the level of redemptions of SPAC’s public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing, or trading of securities of SPAC or of Pubco; (12) the volatility of the price of XRP and other digital assets, the correlation between XRP’s price and the value of Pubco’s securities, and the risk that the price of XRP may decrease between the signing of the definitive documents for the Proposed Transactions and the closing of the Proposed Transactions or at any time after the closing of the Proposed Transactions; (13) risks related to increased competition in the industries in which Pubco will operate; (14) risks related to changes in U.S. or foreign laws and regulations applicable to digital assets or securities; (15) the possibility that the combined company may be adversely affected by competitive factors, investor sentiment, or other macroeconomic conditions; (16) the risk of being considered to be a “shell company” by any stock exchange on which the Pubco securities will be listed or by the SEC, which may impact the ability to list Pubco’s securities and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities; (17) the outcome of any potential legal proceedings that may be instituted against the Company, SPAC, Pubco or others following announcement of the Business Combination; and (18) other risks detailed from time to time in SPAC’s filings with the SEC, including the Registration Statement and related documents filed or to be filed in connection with the Business Combination.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus of SPAC dated May 20, 2025 and filed by SPAC with the SEC on May 21, 2025, SPAC’s Quarterly Report on Form 10-Q filed with the SEC on August 11, 2025, and the Registration Statement and Proxy Statement/Prospectus that will be filed by Pubco and SPAC, and other documents filed by SPAC and Pubco from time to time with the SEC, as well as the list of risk factors included herein. These filings do or will identify and address other important risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Additional risks and uncertainties not currently known or that are currently deemed immaterial may also cause actual results to differ materially from those expressed or implied by such forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the parties or any of their representatives assumes any obligation and do not intend to update or revise these forward-looking statements, each of which is made only as of the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is filed herewith:

Exhibit	Description

2.1+	Business Combination Agreement, dated as of October 19, 2025, by and among Armada Acquisition Corp. II, Evernorth Holdings Inc., Pathfinder Digital Assets LLC, SPAC Merger Sub, Company Merger Sub, and Ripple Labs Inc.

4.1	Form of Amended and Restated Registration Rights Agreement.

10.1	Sponsor Support Agreement, dated October 19, 2025 by and among Arrington XRP Capital Fund, LP, Armada Acquisition Corp. II and Evernorth Holdings Inc.

10.2	Form of Lock-Up Agreement.

10.3+	Form of Advance Funding Subscription Agreement (Institutional Investors).

10.4+	Form of Delayed Funding Subscription Agreement (Institutional Investors).

10.5+	Form of Advance Funding Subscription Agreement (Individual Investors).

10.6+	Form of Delayed Funding Subscription Agreement (Individual Investors).

10.7+	Series C Subscription Agreement.

10.8+	Form of Ripple Group Subscription Agreement.

10.9	Form of Tax Receivable Agreement.

99.1	Investor Presentation, dated October 2025.

99.2	Press Release, dated October 20, 2025.

99.3	Contribution Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. SPAC will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2025

By:	/s/ Taryn Naidu
Name:	Taryn Naidu
Title:	Chief Executive Officer